Exhibit 99.2
EVgo Q3 2023 Earnings Call November 8, 2023 Nasdaq: EVGO – investors.evgo.com

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target," "assume" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on current expectations or beliefs of the management of EVgo Inc. (“EVgo” or the “Company”) and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, capital expenditures, stalls in operation or under construction and network throughput; EVgo’s expectation of market position and acceleration in its business due to factors including increased EV adoption; EVgo’s collaboration with partners enabling effective deployment of chargers, including under its contract with the Pilot Company and GM; and anticipated awards of funding in connection with the NEVI program and associated state programs. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this presentation, including changes or developments in the broader general market; macro political, economic, and business conditions, including inflation and geopolitical conflicts that could impact EVgo’s supply chains; increased competition, including from new and existing entrants in the EV charging market; unfavorable conditions or further disruptions in the capital and credit markets and EVgo's ability to obtain additional capital on commercially reasonable terms; EVgo’s limited operating history as a public company; EVgo’s dependence on widespread adoption of EVs and increased installation of charging stations; mechanisms surrounding energy and non-energy costs for EVgo’s charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, tax credits, and other support available to EVgo; supply chain disruptions; EVgo’s ability to expand into new service markets, grow its customer base, and manage its operations; EVgo's ability to adapt its assets and infrastructure to changes in industry and regulatory standards for EV charging; impediments to EVgo’s expansion plans, including permitting delays; the need to attract additional fleet operators as customers; potential adverse effects on EVgo’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by EVgo; risks related to EVgo’s dependence on its intellectual property; and risks that EVgo’s technology could have undetected defects or errors. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this presentation are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law. Use of Non-GAAP Financial Measures To supplement EVgo’s financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results. EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures can be found in the tables included at the end of this presentation. Safe Harbor & Forward-Looking Statements 2

1 Cathy Zoi, CEO Strategic Overview 3

# Snapshot of EVgo's Market Position

## A market leader in clean mobility electrification – 100% matched with renewable energy

### 10 OEM partners

*Engaged by multiple OEMs for partnerships ranging from charging credit and infrastructure buildout, to marketing and data integration*

### 145+ million

*Americans within 10 miles of EVgo charger*

### 785,000+

*Customer accounts*

### 35+ states

*65+ major metropolitan areas*

### 208%

*Y-o-Y network throughput growth* [1]

### 100%

*Electricity that powers EVgo's network is matched with purchases of renewable energy certificates since 2019*

### 950+ locations

*A leader in public DC fast charging sites*

### ~3,400 stalls

*DC fast charging stalls in operation or under construction*

### 4.1M+ users

*Registered PlugShare® accounts*



Current EVgo Fast Charging Locations
Coming Soon EVgo Fast Charging Locations
Potential GM + Pilot Flying J Locations
Current GM + Pilot Flying J Locations
Locations intended to provide an approximation of future charging sites.
Construction of charging sites is subject to various risks and delays, and not all the future charging sites depicted above may be complete

Source: Company estimates, PlugShare
All figures as of Q3 2023 unless otherwise noted
Stall and location counts include EVgo eXtend™ sites.
Network throughput for EVgo network excludes EVgo eXtend™ sites.
1) Q3 2023 vs Q3 2022

4

5 Providing Superior Fast Charging Across EV Landscape Site Host + eXtend Partners OEM Partners Fleet + Technology Partners 2 AV Partners Logos of selected companies not intended to be a full list of EVgo site hosts and partners

# Delivering On Expectations for EV Drivers and Partners

- Operationalized first eXtend stations with Pilot Company and GM
  - Offering best-in-class charging experience
  - Overwhelmingly positive customer feedback
- New Honda partnership offers both charging credits and EVgo Inside™ integration
- Autocharge+ accounts for 15% of all sessions, number of Autocharge+ sessions increased 67% from Q2 2023
- Launched Pay with PlugShare in California
- EVgo and its eXtend partners awarded $4.3 million of NEVI awards in Colorado and Pennsylvania for 32 charging stations
- Down selected suppliers for NACS charging cables including liquid cooled cables ultium
FLYING
ultium
pilot FLYING

All figures for Q3 2023 or as of 09/30/2023 unless otherwise noted.

6

# Key Business Highlights

## Accelerating growth and investment in network

| | |
|---|---|
| ~3,400 | Stalls in operation and construction increased 31% YoY |
| 240+ | New stalls added during Q3'23, increase of 33% YoY |
| 37 GWh | Network throughput (GWh) |
| 234% | Revenue increase versus Q3'22 |
| 4.1M+ | Number of PlugShare users |

**Stalls in Operation or Under Construction**



~2,600
31%
~3,400
9/30/2022
9/30/2023

**Network Throughput (GWh)**



12
208%
37
Q3'22
Q3'23

All figures for Q3 2023 or as of 09/30/2023 unless otherwise noted.
Stall counts include EVgo eXtend™ sites.
Network throughput for EVgo network excludes EVgo eXtend™ sites.

7

2 Olga Shevorenkova, CFO Financial and Operational Overview

Key Operational Highlights Operational Stalls EVgo Customer Accounts (000s) Revenue ($M) 9 Stall counts include EVgo eXtend™ sites. Network throughput for EVgo network excludes EVgo eXtend™ sites. q 2,100+ 2,700+ 9/30/2022 9/30/2023 29% 498+ 785+ 9/30/2022 9/30/2023 58% $10.5 $35.1 Q3'22 Q3'23 234% Network throughput of 37 GWh: +208% Revenue of $35.1 million: +234% Continued focus on scaling execution in 2023 Customer account growth of 58% year-over-year Year-over-year throughput exceeding operational stall growth: Operational stalls of 2,700+: +29%

# Key Financial Highlights Q3 2023

## Quarterly Revenue, Margin and Cash Flow Update

| *(unaudited, dollars in thousands)* | | Q3'23 | | Q3'22 | Better (Worse) |
|---|---|---|---|---|---|
| **Network Throughput (GWh)** | | **37** | | **12** | **208 %** |
| GAAP revenue | $ | 35,107 | $ | 10,509 | 234 % |
| GAAP gross profit (loss) | $ | 604 | $ | (3,208) | 119 % |
| ***GAAP gross margin*** | | ***1.7%*** | | ***(30.5)%*** | ***3,220 bps*** |
| GAAP net loss | $ | (28,257) | $ | (50,922) | 45 % |
| Adjusted Gross Profit[1] | $ | 9,281 | $ | 2,006 | 363 % |
| ***Adjusted Gross Margin[1]*** | | ***26.4%*** | | ***19.1%*** | ***730 bps*** |
| ***GAAP G&A as a percentage of revenue*** | | ***91.2%*** | | ***307.6%*** | **** bps*** |
| ***Adjusted G&A as a percentage of revenue[1]*** | | ***67.1%*** | | ***229.9%*** | **** bps*** |
| Adjusted EBITDA[1] | $ | (14,248) | $ | (22,153) | 36 % |

| *(unaudited, dollars in thousands)* | | Q3'23 | | Q3'22 |
|---|---|---|---|---|
| Cash flows used in operating activities | $ | (7,256) | $ | (18,967) |
| Total capital expenditures | $ | 24,028 | $ | 61,594 |

*[1] Adjusted Gross Profit, Adjusted Gross Margin, Adjusted G&A as a Percentage of Revenue, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Measures" included elsewhere in these materials.*

** Bps greater than 9,999*

- Revenues grew 234% year-over-year, driven by increases in charging revenues and eXtend
  - Retail charging revenue increased 158% on YoY basis
  - eXtend revenues were $10.5 million for equipment delivery and construction work
- GAAP gross margin increased to 1.7% compared to -30.5% in Q3'23, from improved operating leverage and higher eXtend revenues
- Adjusted gross margin increased to 26.4% compared to 19.1% in Q3'23, from improved operating leverage due to higher utilization
- G&A as a percentage of revenue improved to 91% compared to 308% in Q3'22
- Adjusted G&A as a percentage of improved to 67% compared to 230% in Q3'22
- Ended Q3'23 with $229 million in cash, cash equivalents, and restricted cash

Network throughput for EVgo network excludes EVgo eXtend™ sites.

10

# EVgo Network Throughput Continues to Accelerate

- **Increasing customer accounts**
  - Added 106,000+ new EVgo customer accounts in Q3 for 785,000+ in total
  - 5x year-over-year increase in kWh dispensed in Q3'23 in public fleet segment driven by rideshare (Lyft and Uber)
- **Achieved 15%+ utilization network average in September 2023**
  - 45%+ of charging stalls ≥ 15% utilization in September 2023
  - 30%+ of charging stalls ≥ 20% utilization in September 2023
- **Throughput growth continues to exceed EV VIO growth**
  - Q3 2023 throughput growth of 208% compared to VIO growth of 50% YoY[1,2]
  - Increased throughput demonstrates compounding effects of increasing EV VIO, increasing EV vehicle miles traveled (VMT), increasing size of addressable market, market share expansion, electrification of rideshare fleets, higher charge rates of new EVs, and lower efficiency of new larger EVs
- **kWh dispensed increasing faster than stall growth**
  - Throughput growth +208% year-over-year
  - Operational stall growth +29% year-over-year
  - Growth in kWh per stall creates meaningful operating leverage for EVgo
  - Higher power chargers and EVs capable of higher charge rates driving kWh per session increases

**EVgo Network Throughput and US EV VIO[2] Growth Rebased to 100% as of Q3 2022**



308%
207%
149%
120%
100%
100%
110%
120%
135%
150%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
US EV VIO
EVgo Network Throughput

[1]Network throughput for EVgo network excludes EVgo eXtend™ sites.
[2]US EV VIO from Experion, Q3 2023 estimate

11

Adjusted EBITDA** ($66)M-($62)M Total Stalls in Operation or Under Construction as of YE 2023 including EVgo eXtend™ 3,400-3,700 Updating 2023 financial and operational forecast figures: 2023 Guidance 12 *A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure for historical periods presented in this release, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in these materials. Revenue $148M-$158M

3 Appendix Reconciliation of Non-GAAP Measures to GAAP, Summary Financials

Revenue Disaggregation 14 (unaudited, dollars in thousands) Change Change Charging revenue, retail $ 13,357 $ 5,176 158% $ 29,057 $ 13,067 122 % Charging revenue, commercial 4,042 678 496% 8,175 2,041 301 % Charging revenue, OEM 1,477 252 486% 3,015 592 409 % Regulatory credit sales 1,807 1,178 53% 4,635 4,684 (1)% Network revenue, OEM 1,114 448 149% 4,555 1,825 150 % eXtend revenue 10,475 1,543 579% 54,048 1,754 * % Ancillary revenue 2,835 1,234 130% 7,474 3,322 125 % Total revenue $ 35,107 $ 10,509 234% $ 110,959 $ 27,285 307% * Percentage greater than 999%. Q3'23 Q3'22 Q3'23 YTD Q3'22 YTD

Financial Statements: Condensed Consolidated Balance Sheets 15 (in thousands) Assets Current assets Cash, cash equivalents and restricted cash $ 228,709 $ 246,193 Accounts receivable, net of allowance of $1,016 and $687 as of September 30, 2023 and December 31, 2022, respectively 25,655 11,075 Accounts receivable, capital-build 13,179 8,011 Prepaid expenses and other current assets 1 10,796 10,205 Total current assets 278,339 275,484 Property, equipment and software, net 397,927 308,112 Operating lease right-of-use assets 56,190 51,856 Restricted cash — 300 Other assets 1,888 2,308 Intangible assets, net 51,901 60,612 Goodwill 31,052 31,052 Total assets $ 817,297 $ 729,724 Liabilities, redeemable noncontrolling interest and stockholders’ deficit Current liabilities Accounts payable $ 17,605 $ 9,128 Accrued liabilities 38,112 39,233 Operating lease liabilities, current 5,719 4,958 Deferred revenue, current 19,904 16,023 Customer deposits 10,908 17,867 Other current liabilities 6 1 136 Total current liabilities 92,309 87,345 Operating lease liabilities, noncurrent 50,216 45,689 Earnout liability, at fair value 855 1,730 Asset retirement obligations 19,355 15,473 Capital-build liability 33,434 26,157 Deferred revenue, noncurrent 46,174 23,900 Warrant liabilities, at fair value 6,519 12,304 Total liabilities 248,862 212,598 Commitments and contingencies Redeemable noncontrolling interest 661,804 875,226 Stockholders' deficit (93,369) (358,100) Total liabilities, redeemable noncontrolling interest and stockholders’ deficit $ 817,297 $ 729,724 1 In the third quarter of 2023, prepaid expenses and other current assets were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation. (unaudited) 2023 2022 September 30, December 31,

# Financial Statements:
# Condensed Consolidated Statements of Operations

| (unaudited, dollars in thousands, except per share data) | Three Months Ended September 30, 2023 | Three Months Ended September 30, 2022 | Change % | Nine Months Ended September 30, 2023 | Nine Months Ended September 30, 2022 | Change % |
|---|---|---|---|---|---|---|
| Revenue | $ 35,107 | $ 10,509 | 234 % | $ 110,959 | $ 27,285 | 307 % |
| | | | | | | |
| Cost of revenue | 25,884 | 8,530 | 203 % | 82,541 | 19,095 | 332 % |
| Depreciation, net of capital-build amortization | 8,619 | 5,187 | 66 % | 22,244 | 12,742 | 75 % |
| Cost of sales | 34,503 | 13,717 | 152 % | 104,785 | 31,837 | 229 % |
| Gross profit (loss) | 604 | (3,208) | 119 % | 6,174 | (4,552) | 236 % |
| | | | | | | |
| General and administrative expenses | 32,001 | 32,322 | (1)% | 104,223 | 89,928 | 16 % |
| Depreciation, amortization and accretion | 4,975 | 4,516 | 10 % | 14,542 | 12,535 | 16 % |
| Total operating expenses | 36,976 | 36,838 | 0 % | 118,765 | 102,463 | 16 % |
| Operating loss | (36,372) | (40,046) | 9 % | (112,591) | (107,015) | (5)% |
| | | | | | | |
| Interest expense | — | (8) | 100 % | — | (21) | 100 % |
| Interest income | 2,898 | 1,636 | 77 % | 7,095 | 2,327 | 205 % |
| Other income (expense), net | 1 | (347) | 100 % | 1 | (769) | 100 % |
| Change in fair value of earnout liability | 442 | (1,299) | 134 % | 875 | 1,328 | (34)% |
| Change in fair value of warrant liabilities | 4,774 | (10,858) | 144 % | 5,785 | 14,981 | (61)% |
| Total other income (expense), net | 8,115 | (10,876) | 175 % | 13,756 | 17,846 | (23)% |
| Loss before income tax expense | (28,257) | (50,922) | 45 % | (98,835) | (89,169) | (11)% |
| Income tax expense | — | — | * | (42) | (22) | (91)% |
| Net loss | (28,257) | (50,922) | 45 % | (98,877) | (89,191) | (11)% |
| Less: net loss attributable to redeemable noncontrolling interest | (18,536) | (37,704) | 51 % | (69,054) | (66,053) | (5)% |
| Net loss attributable to Class A common stockholders | $ (9,721) | $ (13,218) | 26 % | $ (29,823) | $ (23,138) | (29)% |
| | | | | | | |
| Net loss per share to Class A common stockholders, basic and diluted | $ (0.09) | $ (0.19) | 53 % | $ (0.34) | $ (0.33) | (3)% |
| Weighted average common stock outstanding, basic and diluted | 102,687 | 68,621 | | 86,449 | 68,507 | |

* *Not meaningful*

16

Financial Statements: Condensed Consolidated Statements of Cash Flows 17 (unaudited, in thousands) Cash flows from operating activities Net loss $ (98,877) $ (89,191) Adjustments to reconcile net loss to net cash used in operating activities Depreciation, amortization and accretion 36,786 25,277 Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense 8,065 4,618 Share-based compensation 21,023 17,441 Change in fair value of earnout liability (875) (1,328) Change in fair value of warrant liabilities (5,785) (14,981) Other 2 3 521 Changes in operating assets and liabilities Accounts receivable, net (14,581) (3,987) Receivables from related parties — 1,500 Prepaid expenses, other current assets and other assets (289) 840 Operating lease assets and liabilities, net 955 (1,082) Accounts payable 2,781 (45) Payables to related parties — 2 4 Accrued liabilities 2,247 1,567 Deferred revenue 26,155 3,544 Customer deposits (6,959) (1,795) Other current and noncurrent liabilities (450) (260) Net cash used in operating activities (29,781) (57,337) Cash flows from investing activities Purchases of property, equipment and software (124,085) (133,885) Proceeds from insurance for property losses 242 729 Purchases of investments — (37,332) Proceeds from sale of investments — 37,166 Net cash used in investing activities (123,843) (133,322) Cash flows from financing activities Proceeds from issuance of Class A common stock under the ATM 5,828 — Proceeds from issuance of Class A common stock under the equity offering 128,023 — Proceeds from capital-build funding 7,079 6,864 Proceeds from exercise of warrants — 3 Payments of deferred transaction costs (5,090) (409) Net cash provided by financing activities 135,840 6,458 Net decrease in cash, cash equivalents and restricted cash (17,784) (184,201) Cash, cash equivalents and restricted cash, beginning of period 246,493 485,181 Cash, cash equivalents and restricted cash, end of period $ 228,709 $ 300,980 Nine Months Ended September 30, 2023 2022

This presentation includes the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA” and “Adjusted EBITDA Margin.” EVgo believes these measures are useful to investors in evaluating EVgo’s performance. In addition, EVgo management uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these measures help to depict a more meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) bad debt expense, and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense. EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) (gain) loss on investments, (iv) bad debt expense, (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP. Definitions of Non-GAAP Financial Measures 18

# Reconciliations of Non-GAAP Measures to GAAP

| (unaudited, dollars in thousands) | Q3'23 | Q3'22 | Change | Q3'23 YTD | Q3'22 YTD | Change |
|---|---|---|---|---|---|---|
| **GAAP revenue** | $ 35,107 | $ 10,509 | 234 % | $ 110,959 | $ 27,285 | 307 % |
| **GAAP net loss** | $ (28,257) | $ (50,922) | 45 % | $ (98,877) | $ (89,191) | (11)% |
| *GAAP net loss margin* | *(80.5%)* | *(484.6%)* | ** bps* | *(89.1%)* | *(326.9%)* | ** bps* |
| **Adjustments:** | | | | | | |
| Depreciation, net of capital-build amortization | 8,746 | 5,275 | 66 % | 22,621 | 12,963 | 75 % |
| Amortization | 4,264 | 3,915 | 9 % | 12,500 | 10,843 | 15 % |
| Accretion | 584 | 513 | 14 % | 1,665 | 1,471 | 13 % |
| Interest income | (2,898) | (1,636) | (77)% | (7,095) | (2,327) | (205)% |
| Interest expense | — | 8 | (100)% | — | 21 | (100)% |
| Income tax expense | — | — | * % | 42 | 22 | 91 % |
| **EBITDA** | (17,561) | (42,847) | 59 % | (69,144) | (66,198) | (4)% |
| *EBITDA margin* | *(50.0%)* | *(407.7%)* | ** bps* | *(62.3%)* | *(242.6%)* | ** bps* |
| **Adjustments:** | | | | | | |
| Share-based compensation | 6,101 | 6,893 | (11)% | 21,023 | 17,441 | 21 % |
| Loss on disposal of property and equipment, net of recoveries, and impairment expense[1] | 2,216 | 1,242 | 78 % | 8,065 | 3,889 | 107 % |
| Loss on investments | 12 | 344 | (97)% | 16 | 749 | (98)% |
| Bad debt expense | 199 | (84) | 337 % | 352 | 67 | 425 % |
| Change in fair value of earnout liability | (442) | 1,299 | (134)% | (875) | (1,328) | 34 % |
| Change in fair value of warrant liabilities | (4,774) | 10,858 | (144)% | (5,785) | (14,981) | 61 % |
| Other[1,2] | 1 | 142 | (99)% | 1,480 | 195 | 659 % |
| **Adjusted EBITDA** | $ (14,248) | $ (22,153) | 36 % | $ (44,868) | $ (60,166) | 25 % |
| *Adjusted EBITDA margin* | *(40.6%)* | *(210.8%)* | ** bps* | *(40.4%)* | *(220.5%)* | ** bps* |

** Percentage greater than 999%, bps greater than 9,999 or not meaningful*

*[1] In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.*

*[2] For the nine months ended September 30, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023 and the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the "205 Petition"), which are not expected to recur.*

19

Reconciliations of Non-GAAP Measures to GAAP 20 (unaudited, dollars in thousands) Change Change GAAP revenue $ 35,107 $ 10,509 234% $ 110,959 $ 27,285 307 % GAAP cost of sales 34,503 13,717 152% 104,785 31,837 229 % GAAP gross profit (loss) $ 604 $ (3,208) 119% $ 6,174 $ (4,552) 236 % GAAP cost of sales as a percentage of revenue 98.3% 130.5% (3,220) bps 94.4% 116.7% (2,230) bps GAAP gross margin 1.7% (30.5%) 3,220 bps 5.6% (16.7%) 2,230 bps Depreciation, net of capital-build amortization $ 8,619 $ 5,187 66% $ 22,244 $ 12,742 75 % Share-based compensation 5 8 2 7 115% 121 6 4 89 % Total adjustments 8,677 5,214 66% 22,365 12,806 75 % Adjusted cost of sales $ 25,826 $ 8,503 204% $ 82,420 $ 19,031 333 % Adjusted cost of sales as a percentage of revenue 73.6% 80.9% (730) bps 74.3% 69.7% 460 bps Adjusted gross profit $ 9,281 $ 2,006 363% $ 28,539 $ 8,254 246 % Adjusted gross margin 26.4% 19.1% 730 bps 25.7% 30.3% (460) bps Adjustments: Q3'23 Q3'22 Q3'23 YTD Q3'22 YTD

# Reconciliations of Non-GAAP Measures to GAAP

| *(unaudited, dollars in thousands)* | Q3'23 | Q3'22 | Change | Q3'23 YTD | Q3'22 YTD | Change |
|---|---|---|---|---|---|---|
| **GAAP revenue** | $ 35,107 | $ 10,509 | 234 % | $ 110,959 | $ 27,285 | 307 % |
| **GAAP general and administrative expenses** | $ 32,001 | $ 32,322 | (1)% | $ 104,223 | $ 89,928 | 16 % |
| ***GAAP general and administrative expenses as a percentage of revenue*** | ***91.2%*** | ***307.6%*** | ****bps*** | ***93.9%*** | ***329.6%*** | ****bps*** |
| **Adjustments:** | | | | | | |
| Share-based compensation | $ 6,043 | $ 6,866 | (12)% | $ 20,902 | $ 17,377 | 20 % |
| Loss on disposal of property and equipment, net of recoveries, and impairment expense[1] | 2,216 | 1,242 | 78 % | 8,065 | 3,889 | 107 % |
| Bad debt expense | 199 | (84) | 337 % | 352 | 67 | 425 % |
| Other[1,2] | 1 | 142 | (99)% | 1,480 | 195 | 659 % |
| Total adjustments | 8,459 | 8,166 | 4 % | 30,799 | 21,528 | 43 % |
| **Adjusted general and administrative expenses** | $ 23,542 | $ 24,156 | (3)% | $ 73,424 | $ 68,400 | 7 % |
| ***Adjusted general and administrative expenses as a percentage of revenue*** | ***67.1%*** | ***229.9%*** | ****bps*** | ***66.2%*** | ***250.7%*** | ****bps*** |

** Percentage greater than 999% or bps greater than 9,999*

*[1] In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.*

*[2] For the nine months ended September 30, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023 and the 205 Petition, which are not expected to recur.*

21